EXHIBIT 99.1

500 Linden Oaks

Rochester, New York 14625

VirtualScopics Reports Fourth-Quarter and Full-Year 2012 Results

ROCHESTER, NY – February 19, 2013 – VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today announced revenues of $12,963,164 for the year ended December 31, 2012 compared to $14,281,603 for the year ended December 31, 2011. Net loss for the twelve months ended December 31, 2012 was $1,528,652 compared to a net income of $703,295 for the twelve months ended December 31, 2011.

Other full-year 2012 results include:

·	Approximately $550,000 in investments made within its Personalized Medicine initiative, expenses included within research and development and general and administrative costs in 2012.
·	Gross margin of 41% compared to 44% for the full year of 2011.
·	Research and development expenditures of $1,524,721, representing a $200,258, or 15%, increase compared to prior year.
·	Earnings/(Loss) before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain/loss from derivative financial instrument (“Adjusted EBITDA”) of ($207,512) for the year ended December 31, 2012 compared to Adjusted EBITDA of $1,407,118 for the comparable period in 2011.
·	Excluding investments made within the personalized medicine initiative, full-year Adjusted EBITDA of approximately $340,000.
·	Cash balance of $8,523,807 compared to $5,737,009 as of December 31, 2011.

Fourth quarter ended December 31, 2012 results were:

·	Revenues of $2,596,928 compared to $3,500,892 in the fourth quarter of 2011.
·	Gross margin of 40% compared to 39% in the fourth quarter of 2011.
·	Operating loss of $804,300 compared to a loss of $141,747 in the fourth quarter of 2011. Excluding investments made in personalized medicine, operating loss of $432,730.
·	Adjusted EBITDA loss of ($554,635) compared to $183,271 for the fourth quarter of 2011. Excluding investments made in personalized medicine, Adjusted EBITDA of ($183,065).

Jeff Markin, president and chief executive officer of VirtualScopics stated, “While the company continued to advance technically and operationally in 2012, we were disappointed with the lack of revenue growth which impacted our bottom line.” He continued, “As I have stated in previous comments, our 2012 top line numbers were impacted by a slowdown in new project awards and delays in the initiation of new studies. This drove an internal analysis to identify areas that would have the greatest impact on accelerating new contract awards while enhancing client satisfaction.” He stated, “I am proud of the commitment shown by our employees and am pleased to report that project wins in the fourth quarter were the greatest of any quarter last year.” He added, “I also remain encouraged about our opportunities heading into 2013 as our RFP (request for proposal) activity remains strong.” He further added, “We also saw a significant increase in the number of proposal requests generated through our PPD alliance as we continued to more fully integrate our sales and operations teams.” He concluded, “With the continued strengthening of the PPD alliance, strong relationships with existing clients, and a growing proposal pipeline we anticipate 2013 will show a rebound in new project activity.”

“During 2012, we made investments in several key areas, specifically, our software platform which is the basis of our image analysis services, our customer satisfaction program, and our personalized medicine initiative. In light of the softness we experienced in new project awards, we believe it is important to continue to invest in areas that will result in expanding our capabilities and focusing on the needs of our customers,” stated Molly Henderson, chief business and financial officer of VirtualScopics. She added, “Certain investments have already yielded results; specifically our investments in enhancing customer satisfaction generated a noticeable increase in the number of repeat customers in 2012 when compared to 2011.” She continued, “Additionally, 2012 was a very important year in the evolution of our personalized medicine business. In April we announced a significant investment by the Merck Global Health Innovation Fund to support this initiative.” She concluded, “We continue to strongly believe in the opportunity and role that quantitative imaging will have in both the drug development and personalized medicine markets.”

Jeff Markin and Molly Henderson will provide a business update and discuss these results during the conference call today at 11:00 a.m. ET. Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to Generally Accepted Accounting Principles (“GAAP”) regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense and the loss/gain on derivative instrument (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of Accounting Standards Codification (“ASC”) 815-40 and the non-cash variable nature of stock-based compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

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About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACTS:	Investor Relations: Tim Ryan The Shoreham Group 80 Eighth Ave, Ste 1107 New York, NY 10011 +1 212 242 7777 Direct tryan@shorehamgroupllc.com	Company Contact: Molly Henderson Chief Business and Financial Officer, Sr. Vice President 500 Linden Oaks Rochester, New York 14625 +1 585 249.6231

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VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011

Revenues	$2,463,393	$3,141,891	$11,950,447	$13,115,459
Reimbursement revenues	133,535	359,001	1,012,717	1,166,144
Total revenues	2,596,928	3,500,892	12,963,164	14,281,603

Cost of services	1,428,844	1,785,138	6,698,992	6,841,321
Cost of reimbursement revenues	133,535	359,001	1,012,717	1,166,144
Total cost of services	1,562,379	2,144,139	7,711,709	8,007,465
Gross profit	1,034,549	1,356,753	5,251,455	6,274,138

Operating expenses
Research & development	412,755	339,734	1,524,721	1,324,463
Sales & marketing	446,050	235,155	1,400,655	1,099,565
General & administrative	743,567	607,342	2,591,576	2,490,207
Stock-based compensation expense	135,745	201,424	556,837	833,407
Depreciation & amortization	100,732	114,845	420,733	478,908
Total operating expenses	1,838,849	1,498,500	6,494,522	6,226,550
Operating (loss) income	(804,300)	(141,747)	(1,243,067)	47,588

Other income (expense)
Other income	1,228	2,199	3,403	18,103
Other expense	(11,480)	(7,133)	(24,401)	(31,798)
Gain (loss) on derivative financial instrument	41,660	159,781	(264,587)	669,402
Total other income (loss)	31,408	154,847	(285,585)	655,707
Net (loss) income	(772,892)	13,100	(1,528,652)	703,295

Preferred stock deemed dividend	-	-	1,806,919	-
Preferred stock dividends	42,000	12,000	137,333	48,989

Net (loss) income available to common stockholders	$(814,892)	$1,100	$(3,472,904)	$654,306

Weighted average number of common shares outstanding
Basic	29,752,263	29,370,687	29,644,775	28,950,864
Diluted	29,752,263	31,873,977	29,644,775	33,413,824

Basic and diluted (loss) earnings per common share	$(0.03)	$0.00	$(0.11)	$0.02

* Cost of revenues includes non-cash stock-based compensation expense of $13,188 and $8,749 for the three months ended December 31, 2012 and 2011, respectively and $57,984 and $47,215 for the years ended December 31, 2012 and 2011, respectively.

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VirtualScopics, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2012	2011
Assets	(unaudited)
Current assets
Cash	$8,523,807	$5,737,009
Accounts receivable, net of allowance for doubtful accounts of $15,000	1,762,507	2,435,496
Prepaid expenses and other current assets	437,698	361,376
Total current assets	10,724,012	8,533,881

Patents, net	1,470,436	1,582,938
Property and equipment, net	399,569	514,230
Other assets	5,428	27,140
Total assets	12,599,445	10,658,189

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$982,035	$843,275
Accrued payroll	481,661	759,470
Unearned revenue	272,509	421,486
Derivative liabilities	15,950	156,596
Total current liabilities	1,752,155	2,180,827

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A; 8,400 shares authorized; issued and outstanding, 2,190 at December 31, 2012 and December 31, 2011, respectively, liquidation preference $1,000 per share	2	2
Series B; 6,000 shares authorized; issued and outstanding, 600 at December 31, 2012 and December 31, 2011, liquidation preference $1,000 per share	1	1
Series C-1; 3,000 shares authorized; issued and outstanding, 3,000 and 0 shares at December 31, 2012 and December 31, 2011, respectively; liquidation preference $1,000 per share	3	-
Series C-2; 3,000 shares authorized; issued and outstanding, 0 shares at December 31, 2012 and December 31, 2011; liquidation preference $1,000 per share	-	-
Common stock, $0.001 par value; 85,000,000 shares authorized;
issued and outstanding, 29,799,523 and 29,370,687 shares at December 31, 2012 and December 31, 2011, respectively	29,800	29,371
Additional paid in capital	21,781,084	17,882,936
Accumulated deficit	(10,963,600)	(9,434,948)
Total stockholders' equity	10,847,290	8,477,362
Total liabilities and stockholders' equity	$12,599,445	$10,658,189

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	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	December 31, 2012	December 31, 2011
	(unaudited)

Net (loss) income	$(772,892)	$13,100
Interest income and other expenses, net	10,252	4,934
Depreciation and amortization	100,732	114,845
Stock-based compensation expense	148,933	210,173
Unrealized gain on change in fair value of derivative liabilities	(41,660)	(159,781)
Adjusted EBITDA	$(554,635)	$183,271
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$(0.02)	$0.01

	Year Ended	Year Ended
Adjusted EBITDA (non-GAAP measurement):	December 31, 2012	December 31, 2011
	(unaudited)

Net (loss) income	$(1,528,652)	$703,295
Interest income and other expenses, net	20,999	13,695
Depreciation and amortization	420,733	478,908
Stock-based compensation expense	614,821	880,622
Unrealized loss (gain) on change in fair value of derivative liabilities	264,587	(669,402)
Adjusted EBITDA	$(207,512)	$1,407,118
Basic Adjusted EBITDA per common share, non-GAAP	$(0.01)	$0.05
Diluted Adjusted EBITDA per common share, non-GAAP	$(0.01)	$0.04

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